Exhibit 99.1

VBI Vaccines Presents New Data Supporting its Glioblastoma Immunotherapy Program at the Keystone Symposia Cancer Vaccines Conference

CAMBRIDGE, MA (March 7, 2016) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI”) today will present new data supporting its glioblastoma multiforme (“Glioblastoma” or “GBM”) cancer immunotherapy program at the Keystone Symposia Cancer Vaccines Conference taking place in Whistler, British Columbia, Canada. Keystone Symposia are peer-reviewed conferences that attract contributors from academia and industry.

During the poster presentation, CMV gB/pp65 eVLPs Formulated with GM-CSF as a Therapeutic Vaccine against GBM, Dr. David E. Anderson, VBI’s Chief Scientific Officer, will summarize recent progress in VBI’s development of a therapeutic glioblastoma vaccine, including new manufacturing characterization data that confirms the high purity and quality of VBI’s vaccine candidate.

“We are encouraged by our preclinical data and by the quality of the vaccine candidate now being manufactured at a GMP-compliant facility,” said Dr. Anderson. “We expect that purity measurements will meet regulatory requirements for clinical evaluation. We are planning to have a pre-IND meeting with the FDA in the first half of 2016 to discuss our plans to evaluate the vaccine in glioblastoma patients.”

To download a copy of Dr. Anderson’s poster presentation, visit: http://www.vbivaccines.com/wire/keystone-2016/

GBM Program Highlights

●	Promising results obtained through a collaboration with Columbia University Brain Tumor Center.
o	Ex vivo studies demonstrated the vaccine candidate’s ability to induce desired anti-tumor immunity in peripheral blood mononuclear cells (“PBMCs”) obtained from healthy subjects and patients with GBM.
o	The vaccine candidate stimulated strong T-cell immunity, including both CD4+ and CD8+ T cell responses.
o	The vaccine candidate elicited secretion of IFN-γ and CCL3, key biomarkers associated with positive clinical outcomes.[12]
●

In vivo data confirm the vaccine candidate’s ability to induce desired CD4+ and CD8+ T cell responses in mice; additional animal studies are planned to determine optimal dosing and formulation properties.

●	Pilot (10L) scale production is underway at a GMP-compliant facility; characterization data confirms the high quality of the vaccine candidate, which is expected to meet all regulatory requirements.
●	A pre-IND meeting with the U.S. FDA is currently sought for H1 2016.

1 Galon J, Costes A, Sanchez-cabo F, et al. Type, density, and location of immune cells within human colorectal tumors predict clinical outcome. Science. 2006;313(5795):1960-4.

2 Mitchell DA, Batich KA, Gunn MD, et al. Tetanus toxoid and CCL3 improve dendritic cell vaccines in mice and glioblastoma patients. Nature. 2015;519(7543):366-9.

GBM Program Background

Glioblastoma is among the most common and aggressive malignant primary brain tumors in humans. In the U.S. alone, 12,000 new cases are diagnosed each year.–3 The current standard of care for treating GBM is surgical resection, followed by radiation and chemotherapy. Even with aggressive treatment, GBM progresses rapidly and is exceptionally lethal, with median patient survival of less than 16 months.’4

Targeted immunotherapy may provide a promising adjunct or alternative to conventional GBM treatment. Immunotherapy is a fundamentally different way of treating cancer that stimulates the patient’s immune system to resume its attack on tumors. While conventional therapies are non-specific and may damage surrounding normal tissues, targeted immunotherapy may offer a highly specific and potentially long-lasting treatment approach that leverages our immune system to protect against cancer.

Developing a broadly applicable GBM immunotherapy requires the identification of antigens, used to direct the immune response, that are consistently expressed on tumor cells. A growing body of research has demonstrated that GBM tumors are susceptible to infection by cytomegalovirus (“CMV”), with over 90% of GBM tumors expressing CMV antigens.5 In addition, recent research has demonstrated that an anti-CMV dendritic cell vaccination regimen can extend overall survival in patients with glioblastoma.6 Thus, effective targeting of CMV antigens may represent an attractive strategy for a GBM immunotherapy.

VBI seeks to leverage its enveloped virus-like particle (“eVLP”) Platform” and link ‘enveloped virus-like particle (“eVLP”) Platform’ to this webpage: http://www.vbivaccines.com/technology/evlp-platform-overview/ and its expertise in anti-CMV immunity to develop a bivalent therapeutic vaccine candidate designed to direct an immune response against gB and pp65, two CMV antigens that are highly immunogenic targets during natural infection. The vaccine candidate includes granulocyte-macrophage colony-stimulating factor (“GM-CSF”), an adjuvant that mobilizes dendritic function and enhances Th1-type immunity.

To learn more about VBI’s GBM Immunotherapy Program, visit: http://www.vbivaccines.com/gbm/

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic Cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can preserve vaccine potency and withstand storage or shipment at fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

3 Dolecek TA, Propp JM, Stroup NE, et al. (2012) CBTRUS statistical report: Primary brain and central nervous system tumors diagnosed in the United States in 2005-2009. Neuro Oncol 14(suppl 5):v1–v49.

4 Johnson DR, O’neill BP. Glioblastoma survival in the United States before and during the temozolomide era. J Neurooncol. 2012;107(2):359-64.

5 Mitchell DA, Xie W, Schmittling R, et al. Sensitive detection of human cytomegalovirus in tumors and peripheral blood of patients diagnosed with glioblastoma. Neuro-oncology. 2008;10(1):10-8.

6 Mitchell DA, Batich KA, Gunn MD, et al. Tetanus toxoid and CCL3 improve dendritic cell vaccines in mice and glioblastoma patients. Nature. 2015;519(7543):366-9.

7 Arellano M, Lonial S. Clinical uses of GM-CSF, a critical appraisal and update. Biologics. 2008;2(1):13-27.

Website Home: http://www.vbivaccines.com/

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Company Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: ir@vbivaccines.com

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for its development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products. All forward-looking statements included in this press release are made only as of the date of this press release, and VBI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

VBI Vaccines Inc.   |   222 Third Street, Suite 2241   |   Cambridge, MA 02142   |   617-830-3031   |   info@vbivaccines.com

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